Exhibit 24.02
EXPLANATORY NOTE
     Ann Mather signed the signature page to the Registrant’s registration statement on Form S-3 (File No. 333-170577) filed with the Commission on November 12, 2010, but the Registrant did not receive Ms. Mather’s signature page in time to include her conformed signature in the filed signature page to such Form S-3. Consequently, the Registrant is including Ms. Mather’s executed power of attorney below as Exhibit 24.02 to Amendment No. 1 to the Form S-3.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 12th day of November, 2010.

GLU MOBILE INC.

By:

Niccolo M. de Masi
President, Chief Executive Officer and
Director
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Niccolo M. de Masi and Eric R. Ludwig, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this registration statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

President, Chief Executive Officer and
Niccolo M. de Masi	Director (Principal Executive Officer)
Chief Financial Officer
Eric R. Ludwig	(Principal Accounting and Financial Officer)

Matthew A. Drapkin	Director

/s/ Ann Mather Ann Mather	Director	November 12, 2010

William J. Miller	Chairman of the Board

Hany M. Nada	Director

A. Brooke Seawell	Director

Ellen F. Siminoff	Director

Benjamin T. Smith, IV	Director